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                                                                    12



                              EXHIBIT 11

            Statement Re Computation of Per Share Earnings



                              Quarter ended         Six months ended
                                 June 30,               June 30,
                          ---------------------  ---------------------
                             1994       1993        1994       1993
                          ---------- ----------  ---------- ----------
Primary
- - -------
Net earnings             $ 4,461,000  1,572,000  8,405,000   2,469,000
                          ========== ========== ==========  ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,828 19,714,753  19,714,828 19,714,699
  Assumed exercise of
   stock options              68,527      4,228      57,460      8,787
                          ---------- ----------  ---------- ----------
                          19,783,355 19,718,981  19,772,288 19,723,486
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .23        .08         .43        .13



Fully diluted
- - -------------
Net earnings             $ 4,461,000  1,572,000   8,405,000  2,469,000
                          ========== ==========  ========== ==========
Common and common
 equivalent shares
 outstanding:
  Weighted average
   common shares
   outstanding
   during the period      19,714,828 19,714,753  19,714,828 19,714,699
  Assumed exercise of
   stock options              68,527      4,228      61,604      8,787
                          ---------- ----------  ---------- ----------
                          19,783,355 19,718,981  19,776,432 19,723,486
                          ========== ==========  ========== ==========
Earnings per share of
 common stock            $       .23        .08         .43        .13